                                                                    EXHIBIT 99.1

Contact:  Microelectronic Packaging, Inc.

          Denis J. Trafecanty, Senior Vice President and Chief Financial Officer
          (619) 292-7000, ext. 3014

                                                           FOR IMMEDIATE RELEASE

                MICROELECTRONIC PACKAGING ANNOUNCES RESTATEMENT
                  OF FINANCIAL RESULTS FOR THE QUARTERS ENDED
                     JUNE 30, 1997 AND SEPTEMBER 30, 1997

     San Diego, California -- March 18, 1998 -- Microelectronic Packaging, Inc. (the "Company") (OTC Bulletin Board: MPIX) today announced that it has restated its previously reported financial statements for the quarters ended June 30, 1997 and September 30, 1997.

     Interest Expense Related to Discontinued Singapore Operations Debt
     -------------------------------------------------------------------

     On March 3, 1997, prior to the release of its operating results for the year ended December 31, 1996, the Company announced the commencement of the liquidation of its MPM Singapore Pte. Ltd. ("MPM") subsidiary which had been the subsidiary through which the Company was developing multilayer packaging technology pursuant to a licensing agreement with IBM. In addition, on July 10, 1997, the Company announced the commencement of the liquidation of its MPS Singapore Pte. Ltd. ("MPS") subsidiary that had been manufacturing EPROM, CERDIP and other pressed ceramic packages.

     The total debt pertaining to the MPM and MPS subsidiaries aggregates approximately $25 million as of December 31, 1997. The estimated interest expense pertaining to the MPM portion of this debt for the period from January 1, 1997 to June 30, 1997 was recorded as a charge to discontinued operations as of December 31, 1996. However, from July 1, 1997 to September 30, 1997, the Company accounted for the interest expense for both MPM and MPS as a current period expense in its quarterly report ended September 30, 1997. Subsequently, the Company has determined that it is more appropriate to classify these Singapore operations' financing expenses as estimated loss on disposal of discontinued operations to be consistent with the method of reporting used by the Company at December 31, 1996 and to more accurately reflect the estimated loss on disposal.

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     Accordingly, the Company restated its quarterly results for the three months ended June 30, 1997 to increase its reserves for discontinued operations by $3,500,000 which represents interest expense related to the debt from two of the Company's subsidiaries in Singapore. The interest expense recorded covers the six months ended December 31, 1997 and the projected applicable interest expense that will be incurred by both MPM and MPS through the completion of the liquidation (which is estimated to be December 31, 1998). In addition, for the quarter ended September 30, 1997, the Company restated its results by removing approximately $429,000 of interest expense pertaining to the Singapore operations debt previously recorded as a period expense, which is included in the $3,500,000 restatement adjustment. For the quarter ended September 30, 1997 and for all subsequent quarters through December 31, 1998, payment of interest will be recorded, if necessary, as a reduction of the reserve for discontinued operations. The Company believes that the increase made to its reserves for discontinued operations of $3,500,000 as of June 30, 1997 will be adequate to satisfy all anticipated liabilities of those discontinued operations.

     The effect of these changes is to decrease the operating loss by $199,000 for the quarter ended June 30, 1997, and to increase the Company's net loss by $3,500,000 for the same period. Further, this change increases operating income by $429,000 for the quarter ended September 30, 1997 and net income by a like amount that same period.

     The Company is currently attempting to restructure its debt. The Company's ability to successfully restructure its debt will depend in large part upon the cooperation of its various creditors, lenders, equity holders and others. There can be no assurance that such restructuring will be completed successfully. The Company's business is also subject to other risk factors, including the dependence on a limited number of customers and the ability to fund any increased growth in its business.

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                        MICROELECTRONIC PACKAGING, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (unaudited)

                                                  Three months ended June 30, 1997
                                                  --------------------------------
                                                  As reported          As restated
                                                  -----------         ------------
Net sales:
  Product sales                                   $ 8,788,000         $  8,788,000
  Other sales                                          90,000               90,000
                                                  -----------         ------------
                                                    8,878,000            8,878,000
Cost of goods sold:
  Product sales                                     8,249,000            8,249,000
  Other sales                                          43,000               43,000
                                                  -----------         ------------
                                                    8,292,000            8,292,000
                                                  -----------         ------------
Gross profit                                          586,000              586,000
Selling, general and administrative                 1,315,000            1,315,000
Engineering and product development                    88,000               88,000
                                                  -----------         ------------
Income (loss) from operations                        (817,000)            (817,000)
Other income (expense):
  Interest (expense), net                            (204,000)              (5,000)
  Other income, net                                   106,000              106,000
                                                  -----------         ------------
Income (loss) from continuing operations
  before provision for income taxes                  (915,000)            (716,000)
Provision for income taxes                                --                   --
                                                  -----------         ------------
Income (loss) from continuing operations             (915,000)            (716,000)
Discontinued operations:
  Income (loss) from operations                    (3,445,000)          (3,645,000)
  Estimated loss on disposal                       (3,851,000)          (7,350,000)
                                                  -----------         ------------
Net income (loss)                                 $(8,211,000)        $(11,711,000)
                                                  ===========         ============
Net income (loss) per common share
  and assuming dilution:
     Income (loss) from continuing operations     $     (0.08)        $      (0.07)
     Income (loss) from discontinued operations   $     (0.68)        $      (1.02)
                                                  -----------         ------------
     Net income (loss) per common share           $     (0.76)        $      (1.09)
                                                  ===========         ============
Weighted average shares used in per share
  calculations                                     10,793,000           10,793,000
                                                  ===========         ============

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                        MICROELECTRONIC PACKAGING, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (unaudited)


                                                             June 30, 1997
                                                       ----------------------------
                                                       As reported      As restated
                                                       ------------    ------------
ASSETS
Current assets:
  Cash                                                 $  1,192,000    $  1,192,000
  Accounts receivable, net                                2,193,000       2,193,000
  Inventories                                             7,660,000       7,660,000
  Other current assets                                      114,000         114,000
                                                       ------------    ------------
     Total current assets                                11,159,000      11,159,000
Property, plant and equipment, net                          780,000         780,000
Other non-current assets                                    338,000         338,000
                                                       ------------    ------------
                                                       $ 12,277,000    $ 12,277,000
                                                       ============    ============

Current liabilities:
  Debt in default, due on demand                       $ 16,774,000    $ 16,774,000
  Current portion of long-term debt                       3,014,000       3,014,000
  Accounts payable                                       12,102,000      12,102,000
  Accrued liabilities                                     2,102,000       2,102,000
  Deferred revenue                                          330,000         330,000
  Current liabilities of discontinued operations, net    13,338,000      16,838,000
                                                       ------------    ------------
     Total current liabilities                           47,660,000      51,160,000
Long-term debt, less current portion                      2,961,000       2,961,000
Commitments and contingencies
Shareholders' deficit:
  Common stock, no par value                             39,839,000      39,839,000
  Accumulated deficit                                   (78,183,000)    (81,683,000)
                                                       ------------    ------------
     Total shareholders' deficit                        (38,344,000)    (41,844,000)
                                                       ------------    ------------
                                                       $ 12,277,000    $ 12,277,000
                                                       ============    ============

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

                        MICROELECTRONIC PACKAGING, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (unaudited)


                                           Three months ended September 30, 1997
                                           -------------------------------------
                                             As reported          As restated
                                             -----------          -----------
Net sales                                    $ 5,655,000          $ 5,655,000
Cost of goods sold                             4,019,000            4,019,000
                                             -----------          -----------
Gross profit                                   1,636,000            1,636,000
Selling, general and administrative            1,008,000            1,008,000
Engineering and product development               79,000               79,000
                                             -----------          -----------
    Income (loss) from operations                549,000              549,000

Other income (expense):

    Interest (expense), net                     (436,000)              (7,000)
    Other income, net                             27,000               27,000
                                             -----------          -----------

Income (loss) from continuing operations
  before provision for income taxes              140,000              569,000

Provision for income taxes                        --                   --
                                             -----------          -----------
Income (loss) from continuing operations         140,000              569,000

Discontinued operations:

    Income loss from operations                   --                   --
    Estimated loss on disposal                    --                   --
                                             -----------          -----------
Net income (loss)                            $   140,000          $   569,000
                                             ===========          ===========
Net income per common share
 and assuming dilution                       $      0.01          $      0.05
                                             ===========          ===========

Weighted average shares used in per share
 calculations                                 10,986,000           10,986,000
                                             ===========          ===========

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

                        MICROELECTRONIC PACKAGING, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (unaudited)



                                                      September 30, 1997
                                                      ------------------
                                                  As reported     As restated
                                                 -------------   -------------
ASSETS

Current assets:
  Cash                                            $  1,623,000    $  1,623,000
  Accounts receivable, net                           2,708,000       2,708,000
  Inventories                                        3,824,000       3,824,000
  Other current assets                                 131,000         131,000
                                                  ------------    ------------
     Total current assets                            8,286,000       8,286,000
Property, plant and equipment, net                     757,000         757,000
Other non-current assets                               330,000         330,000
                                                  ------------    ------------
                                                  $  9,373,000    $  9,373,000
                                                  ============    ============

Current liabilities:
  Debt in default, due on demand                  $ 14,833,000    $ 14,833,000
  Current portion of long-term debt                  3,226,000       3,226,000
  Accounts payable                                   8,341,000       8,341,000
  Accrued liabilities                                3,008,000       3,008,000
  Deferred revenue                                     295,000         295,000
  Current liabilities of discontinued
   operations, net                                  13,610,000      16,681,000
                                                  ------------    ------------
     Total current liabilities                      43,313,000      46,384,000
Long-term debt, less current portion                 4,265,000       4,265,000
Commitments and contingencies
Shareholders' deficit:
  Common stock, no par value                        39,839,000      39,839,000
  Accumulated deficit                              (78,044,000)    (81,115,000)
                                                  ------------    ------------
     Total shareholders' deficit                   (38,205,000)    (41,276,000)
                                                  ------------    ------------
                                                  $  9,373,000    $  9,373,000
                                                  ============    ============


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